EXHIBIT 99.1
The Timken Company
Media Contact: Jeff Dafler
Manager – Global Media &
Government Relations
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Facsimile: (330) 471-7032
jeff.dafler@timken.com
Investor Contact: Steve Tschiegg
Manager – Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For Additional Information:
www.timken.com/media
www.timken.com/investors
NEWS RELEASE
Timken Raises Second-Quarter,
Full-Year 2008 Earnings Estimates
Company to announce quarterly results

July 30
     CANTON, Ohio – July 21, 2008 – The Timken Company (NYSE: TKR) today announced estimated second-quarter 2008 earnings per diluted share of approximately $0.92. Excluding the impact of special items, the company estimates second-quarter earnings per diluted share of approximately $0.96. This compares favorably with the company’s previous estimate for the second quarter of 2008 of $0.73 to $0.83 per share, excluding special items.
     The difference between reported and adjusted earnings per diluted share is due primarily to manufacturing rationalization, impairment and restructuring charges, net of tax. Second-quarter performance benefited from the company’s ability to capitalize on strong industrial markets, with higher volume, improved mix and better execution more than offsetting the impact of declining automotive demand.
     “We continue to build momentum as we shift the company’s profile toward attractive global industrial market sectors where demand remains at historically high levels,” said James W. Griffith, Timken’s president and chief executive officer. “As we improve our ability to leverage this strong demand with business process improvements, better execution and new capacity, we expect to achieve record earnings in 2008.”
     The company increased its full-year 2008 earnings estimate to $2.95 to $3.10 per diluted share, excluding special items, up from its previous estimate of $2.75 to

The Timken Company
$2.95 per share. Timken expects continued strong global industrial demand to more than offset weakness in North American automotive markets.
     Timken will release its detailed second-quarter financial results prior to the opening of the New York Stock Exchange on July 30.
Conference Call Information
     The company will host a conference call for investors and analysts to discuss second-quarter financial results and full-year 2008 outlook.

Conference Call:	Wednesday, July 30, 2008 11 a.m. Eastern Time

Live Dial-In:	800-344-0593 or 706-634-0975 (Call in 10 minutes prior to be included.) Conference ID: 24735332

Replay Dial-In through Aug. 6, 2008:
800-642-1687 or 706-645-9291

Live Webcast:	www.timken.com/investors
About The Timken Company
          The Timken Company (NYSE: TKR, http://www.timken.com) keeps the world turning, with innovative friction management and power transmission products and services, enabling our customers to perform faster and more efficiently. With sales of $5.2 billion in 2007, operations in 27 countries and approximately 25,000 employees, Timken is Where You Turn™ for better performance.
     Certain statements in this news release (including statements regarding the company’s forecasts, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company’s financial performance are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the completion of the company’s financial statements for the second quarter of 2008; fluctuations in raw-material and energy costs and the operation of the company’s surcharge mechanisms; the company’s ability to respond to the changes in its end markets, especially the North American automotive industry; changes in the financial health of the company’s customers; changes in the expected costs associated with product warranty claims; and the impact on operations of general economic conditions, higher raw-material and energy costs, fluctuations in customer demand and the company’s ability to achieve the benefits of its future and ongoing programs and initiatives, including, without limitation, the implementation of its Mobile Industries Segment restructuring program and initiatives and the rationalization of the company’s Canton bearing operations. These and additional factors are described in greater detail in the company’s Annual Report on Form 10-K

The Timken Company
for the year ended Dec. 31, 2007, page 40 and in the company’s Form 10-Q for the quarter ended March 31, 2008. The company undertakes no obligation to update or revise any forward-looking statement.
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Reconciliation of GAAP estimated diluted earnings per share (unaudited)
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted earnings per share is more representative of the company’s performance and therefore useful to investors, in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs.

Second Quarter
(Diluted earnings per share)	2008

(Dollars per diluted share)
Diluted earnings per share	$0.92

Manufacturing rationalization/reorganization expenses — cost of products sold	0.01
Manufacturing rationalization/reorganization expenses — SG&A	0.01
Impairment and restructuring	0.02

Adjusted diluted earnings per share	$0.96

Reconciliation of 2008 Earnings Estimate
Expected earnings per diluted share for the 2008 full year excludes special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/reorganization expenses, gain/loss on the sale of non-strategic assets and payments under the CDSOA. It is not possible at this time to identify the potential amount or significance of these special items. Management cannot predict whether the company will receive any additional payments under the CDSOA in 2008 and, if so, in what amount.